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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: December 11, 1998
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                          SPALDING HOLDINGS CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     333-14569                  59-2439656
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


  425 Meadow Street, Chicopee, Massachusetts                         01013
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(Address of Principal Executive Offices)                          (Zip Code)

                                 (413) 536-1200
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              (Registrant's Telephone Number, Including Area Code)
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Item 5.     Other Events

            Appointment of Chief Executive Officer -- Spalding Holdings Corporation (the "Company") announced the appointment of Mr. James Craigie to the position of President and Chief Executive Officer of the Company and its subsidiary Spalding Sports Worldwide, Inc. He joined the Company on Monday, December 7, 1998.

            Mr. Craigie brings to Spalding over 15 years of sales, marketing, and general management experience at Philip Morris Companies, Inc. where he most recently was the Executive Vice President of Kraft Foods, Inc. and President of its Beverage and Desserts Division. After starting his career with the U.S. Navy and U.S. Department of Energy, he received an MBA from Harvard as a Baker Scholar, and joined Kraft Foods, Inc. in 1983. He progressed through a series of marketing and general management positions in the General Foods and Kraft Foods subsidiaries of Philip Morris. As President of the Beverage and Desserts Division he was responsible for over $2.5 billion in worldwide sales.

            Mr. Craigie will replace Kevin Martin who resigned. Mr. Martin joined the Company in 1997 as President and COO, and was appointed President and CEO in 1998.

            Founded in 1876, Spalding is a leading manufacturer of products servicing sporting goods markets under the Spalding, Top-Flite, Ben Hogan, Strata, Etonic, and Dudley brand names. Headquartered in Chicopee, Massachusetts, Spalding markets a broad range of recreational and athletic goods, including products used in golf, basketball, softball, baseball, volleyball, soccer, tennis, racquetball, and football.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    By: /s/ William K. Breaden
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                                        William K. Breaden
                                        Corporate Controller



Date: December 11, 1998


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